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                                                                    EXHIBIT 24.1




                               CONSENT OF COUNSEL


         Drenner & Stuart, L.L.P., a limited liability partnership, hereby consents to the use of its name under the heading "Legal Matters" in the Prospectus constituting a part of the Form SB-2 Registration Statement filed by Transition Auto Finance III, Inc. ("TAF-III") for the registration of $20,000,000 in aggregate principal amount of 11% Secured Promissory Notes to be issued by TAF-III.







                                             /s/ Drenner & Stuart, L.L.P.
                                             ----------------------------------
                                             Drenner & Stuart, L.L.P.





June 10, 1999